                                  EXHIBIT 99.2

                           NATIONAL AUTO CREDIT, INC.

              CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

PURPOSE

The purpose of the Corporate Governance and Nominating Committee (the
"Committee") of National Auto Credit, Inc. (the "Company") is to (1) identify qualified individuals to become members of the Company's Board of Directors (the
"Board"), (2) select the director nominees to be presented for election at each annual meeting of shareholders, (3) regularly develop, review and recommend to the Board a set of corporate governance policies applicable to the Company, and
(4) provide oversight for the evaluation of the performance of the Board.

COMMITTEE MEMBERSHIP AND ORGANIZATION

The Committee shall be compose of two or more directors, each of whom shall meet the independence requirements of Rules 4200(a)(15) of The Nasdaq Stock Market,
Inc. Marketplace Rules (the "Nasdaq Marketplace Rules"). The Committee members shall be appointed by the Board and may be removed by the Board in its discretion in accordance with the Company's By-Laws, as in effect at such time.
The Chairman of the Committee shall be designated by the Board. The Board shall affirmatively determine at all times required under the Nasdaq Marketplace Rules that the members of the Committee are independent. As more fully set forth in the Nasdaq Marketplace Rules, independent directors must not have any current or past relationships with the Company which would interfere with their exercise of independent judgment and must not otherwise fail to meet the independence standards set forth in the Nasdaq Marketplace Rules.

COMMITTEE MEETINGS

The Committee shall meet as often as its members deem necessary to perform the
Committee's responsibilities. The Committee may also act by unanimous written consent as the Committee may decide. Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the Board under the Company's By-Laws (the "By-Laws"), unless otherwise stated in the By-Laws or in a resolution of the Board or the Committee. The Committee, as it may
determine to be appropriate, may meet in separate executive sessions with other directors, the Chairman of the Board, the Chief Executive Officer and other
Company employees, agents or representatives invited by the Committee.

COMMITTEE RESPONSIBILITIES AND AUTHORITY

The Committee shall have the following authority and responsibilities:

(a) Nominations and Qualifications of Directors

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          (1) Prior to each annual meeting of shareholders, following determination by the Board of the number of directors to be elected at such meeting, the Committee shall identify individuals qualified to stand for re-election or to become new members of the Board, consistent with any qualifications, expertise and characteristics which may have been approved by the Board or determined by the Committee from time to time; the Committee shall evaluate incumbent directors whose terms are expiring at the meeting and consider their qualifications to stand for re-election; and the Committee shall evaluate nominees for election to the Board submitted by shareholders in accordance with procedures adopted by the Committee, the By-Laws of the Company, and applicable law.

          (2) In the event of a vacancy on the Board, following determination by the Board that such vacancy shall be filled, the Committee shall identify individuals qualified to fill such vacancy, consistent with any qualifications, expertise and characteristics which may have been approved by the Board or determined by the Committee from time to time.

          (3) Before selecting any nominee for director, the Committee shall review the candidate's availability and willingness to serve. In light of its responsibility outlined above, the Committee shall seek candidates with the following minimum qualifications:

     o    a candidate must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;

     o    a candidate must be prepared to represent the best interests of all of the Company's shareholders, not just those of one particular constituency;

     o    a candidate must have a record of professional accomplishment in his or her chosen field; and

     o    a candidate must be prepared and able to participate fully in Board activities, including membership on Board committees.

In addition to the above guiding qualifications, the Committee's decisions regarding Board nominations shall be based upon the belief that it is important to have directors from various backgrounds and professions in order to ensure that the Board has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements are very important.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain any search firm to assist in identifying and evaluating director candidates and to retain independent legal counsel and any other advisors. The Company shall provide adequate funding, as determined by the
Committee, for payment of compensation for any advisors retained by the
Committee.

(b) Committees and Appointments

If and when requested periodically by the Board, the Committee shall identify and recommend to the Board the appointees to be selected by the Board for service on the Audit, Compensation and

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Stock Option, Corporate Governance and Nominating and other key committees of the Board. The Committee shall recommend to the Board changes as appropriate, whether in the creation of additional committees or elimination of existing committees.

(c) Board Size

The Committee shall periodically review the size of the Board and recommend to the Board any adjustments in size as deemed appropriate.

(d) Governance Policies

The Committee shall regularly assess and evaluate the corporate governance principles to be recommended to the Board and which are appropriate for the
Company in light of the Nasdaq Marketplace Rules, the rules and requirements under the Securities Exchange Act of 1934, as amended and the nature of the
Company's business, including principles to be incorporated into the Company's
Code of Business Conduct, Ethics and Corporate Governance. The Committee shall advise the Board as to the means to be employed in implementing such principles.

REPORTS

The Committee shall make regular reports to the Board and shall propose any necessary action to the Board.

ANNUAL CHARTER REVIEW AND PERFORMANCE REVIEW

The Committee shall review and reassess the adequacy of this charter on an annual basis and recommend any proposed changes to the Board. The Committee shall evaluate the Committee's own performance on an annual basis and provide a report regarding such evaluation to the Board.

Adopted November 3, 2005

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